UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	March 9, 2009

INTERNATIONAL FLAVORS & FRAGRANCES INC.

(Exact Name of Registrant as Specified in Charter)

New York	1-4858	13-1432060
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

521 West 57th Street, New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 765-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

2009 Annual Incentive Plan

On March 9, 2009, the Compensation Committee of the Company's Board of Directors approved the criteria for the Company's 2009 Annual Incentive Plan ("AIP") under the Company's 2000 Stock Award and Incentive Plan (“2000 SAIP”). Under the AIP, each executive officer, including the Chief Executive Officer ("CEO"), has an annual incentive award target based on the achievement of a range of specific quantitative corporate and/or derivative business unit, regional and/or category financial performance goals and goals for non-financial strategic initiatives that are reviewed and approved by the Compensation Committee by the end of March of each year.

The financial objectives for 2009 under the AIP relate to increases in sales, earnings before interest and taxes, return on investment and working capital. The goals for non-financial strategic initiatives relate to: (i) customers, including sales, market share, service performance and product quality, (ii) workforce, including managing talent and development, and (iii) innovation, including research technology, supply chain and production planning innovation.

Under the AIP, each executive officer, including the executive officers who were named in the Company's Proxy Statement for its 2009 Annual Meeting of Shareholders and who are still employed by the Company (collectively, the "Named Executive Officers"), has a target award which is specified each year. The amount paid to each executive officer, including the CEO, following the end of the year will depend, in part, on the extent to which the performance goals are achieved. Each executive officer's AIP target award for 2009 is a stated percentage of his or her base salary. The Compensation Committee did not approve, nor in the case of the CEO did it recommend to the Board, any changes to either the AIP target percentage or base salary of any of the Named Executive Officers and the Board did not approve any changes to the CEO’s AIP target percentage or base salary.

Based on the specific quantitative financial and non-financial objectives, if threshold performance is achieved for the year, each executive officer may be paid 25% of his or her target award and if maximum performance is achieved for the year, each executive officer may be paid up to a ceiling of 200% of that officer's target award. Failure to meet threshold performance for both the financial objectives and non-financial strategic initiatives, based on the performance goals, will generally result in no AIP award to the executive officer for that year. However, in light of the current economic environment, the Compensation Committee decided that it may consider additional factors, such as the Company’s 2009 performance relative to other companies in the S&P 500 and the Company’s industry, in determining final 2009 AIP payouts. In addition, the Compensation Committee may conduct a mid-year review of goals to ensure their continued fairness. In making this determination to allow for the possible exercise of discretion in making 2009 AIP payouts, the Compensation Committee recognizes that the tax deductibility of certain compensation may be impacted.

Attached as Exhibit 10.1 are the corporate and derivative business unit, regional and/or category financial performance criteria and non-financial strategic initiatives for 2009 under the AIP.

2009-2011 Long-Term Incentive Plan Cycle

On March 9, 2009, the Compensation Committee also approved the 2009-2011 cycle of the Company's Long-Term Incentive Plan ("LTIP") under the Company's 2000 SAIP. The Compensation Committee has determined that the 2009-2011 LTIP cycle will consist of four segments, with each year during the cycle being a separate segment and the entire three-year period being a fourth segment. Under the LTIP, each executive officer, including the Chief Executive Officer, has an award target for each LTIP cycle segment, based on the achievement of specific quantitative corporate financial performance goals. Each segment during the cycle will be weighted as 25% of the executive's total target for the cycle.

For the 2009-2011 cycle, the corporate financial performance goals under the LTIP that the Compensation Committee reviewed and approved will relate to (i) improvements in the Company’s earnings per share (“EPS”) and (ii) total shareholder return (“TSR”) relative to other companies in the S&P 500. For the first three segments of the LTIP cycle, the Company’s EPS goal and the relative TSR goal each carry a 50% weight. For the fourth segment of the LTIP cycle, the TSR goal carries a 100% weight. This differs from the 2008-2010 LTIP cycle where EPS and TSR carried equal weighting for all four segments. TSR means the amount, expressed as a percentage, of market price appreciation or depreciation of a share of common stock plus dividends on a share of common stock, assuming dividend reinvestment at the dividend payment date, measured from January 1, 2009 through a specified year-end or cycle-end date. TSR will be calculated for the Company and for the S&P 500 so that the ranking of the Company as a percentile of the S&P 500 can be determined. The market price for purposes of calculating the TSR of the Company and the S&P 500 on each year-end or cycle-end date will be determined based on the average closing price per share of each company's common stock over the period of 20 consecutive trading days preceding that date, as reported by a reputable reporting service.

The EPS and TSR goals for each applicable segment of the LTIP performance cycle will be reviewed and approved by the Compensation Committee no later than the ninetieth day of each such segment. At its meeting held on March 9, 2009, the Compensation Committee approved the EPS goal for the first segment (2009) of the 2009-2011 LTIP cycle and the TSR goal for each of the four segments of the LTIP cycle.

For the 2009-2011 three-year LTIP cycle, each executive officer has a range of potential awards, both above and below target, which are specified at the beginning of the cycle. Each executive's LTIP target is a percentage of his or her annual base salary at April 1 of the first year of the 3 year LTIP cycle. If any LTIP payouts are to be made for the 2009-2011 cycle, 50% would be paid in cash and 50% would be paid in Company stock. For the 2009-2011 LTIP cycle, the number of shares of Company stock for the 50% portion that would be paid in stock is determined at the beginning of the cycle, based on $30.60 per share, the closing market price on January 2, 2009, the first stock trading day of the cycle. The Compensation Committee did not approve, nor in the case of the CEO, did it recommend to the Board, any changes to the LTIP target percentage of any of our Named Executive Officers and the Board did not approve any changes to the CEO’s LTIP target percentage.

Depending on the extent to which the Company achieves the corporate performance goals for each segment of the LTIP cycle, a portion of the executive's LTIP award may be notionally credited on behalf of the executive, but any "credited" portion will not be paid until the completion of the full LTIP cycle. If a portion of the executive's LTIP award is notionally credited for any segment during the LTIP cycle, that portion would consist of 50% cash and 50% shares based on the person's target cash amount and target number of shares for that segment.

Upon the completion of the LTIP cycle and all of its segments, the aggregate of all credited portions of an award may be payable to each executive, subject to the discretion of the Compensation Committee and, if the executive separated from employment with the Company during the LTIP cycle, subject to the terms of the Executive Separation Policy or any other separation arrangement between the executive and the Company. At that time, the executive would be paid the credited cash and would be issued the aggregate number of shares of the Company's Common Stock equal to the credited number of "notional" shares earned during the cycle. The Compensation Committee may not increase LTIP awards to any executive officer beyond those actually earned based on the pre-established goals.

Attached as Exhibit 10.2 are the corporate financial performance criteria for the 2009-2011 cycle under the LTIP.

2009 Equity Choice Program

On March 9, 2009, the Compensation Committee also approved the total value of the equity awards to be granted to each eligible senior executive, including eligible Named Executive Officers other than the CEO, under the Company's Equity Choice Program (the "Equity Choice Program") under the 2000 SAIP.

Under the Company's Equity Choice Program each executive who is eligible for a grant of equity awards will be entitled to choose from three alternative types of equity awards and will be granted those equity awards under the 2000 SAIP up to his or her total dollar award value. Except in the case of the CEO, grants of equity awards under the Equity Choice Program, based on each eligible executive's election, are anticipated to be made on May 27, 2009. As disclosed in the Company’s Proxy Statement filed with the Securities and Exchange Commission on March 10, 2009, the range of Equity Choice Program total dollar award values to each eligible executive, by grade level, is as follows:

Title	Equity Choice Program Value Range
CEO	$750,000 - $2,250,000
Group Presidents; Executive Vice President	$200,000 - 600,000
Senior Vice Presidents	$150,000 - $450,000
Interim Chief Financial Officer	$100,000 - $300,000

The Equity Choice Program award value for each Named Executive Officer that the Compensation Committee approved at its March 9, 2009 meeting is within the range applicable to such executive, as set forth above. The Compensation Committee recommended to the Board, and the Board agreed, to defer temporarily the determination of the CEO’s 2009 Equity Choice Program award value.  Once the CEO’s award value is determined, the equity grant may be made after July 2009, which is when equity awards that were granted to the CEO when he commenced employment in July 2006 will vest. This later grant date will enable the CEO to use the shares that vest from the 2006 grants to acquire additional shares of Purchased Restricted Stock under the Equity Choice Program.

Executive Separation Policy

At its meeting held on March 9, 2009, the Compensation Committee also formalized an application of the Company’s Executive Separation Policy to provide that any outstanding restricted stock and stock unit grants and LTIP awards held by a covered employee who is terminated by the Company not for cause would be forfeited on a pro-rata basis, based on the number of days the employee served as an employee during the relevant restricted stock or stock unit vesting period or LTIP cycle.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Document

10.1	Performance Criteria for 2009 under the Company’s Annual Incentive Plan

10.2	Performance Criteria for 2009-2011 under the Company’s Long-Term Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL FLAVORS &

FRAGRANCES INC.

Dated:	March 13, 2009	By:	/s/ Dennis M. Meany
			Name:	Dennis M. Meany
			Title:	Senior Vice President, General Counsel and Secretary

EXHIBITS INDEX

Exhibit No.	Document

10.1	Performance Criteria for 2009 under the Company’s Annual Incentive Plan

10.2	Performance Criteria for 2009-2011 under the Company’s Long-Term Incentive Plan